EXHIBIT 2.3
FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT

This FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT (this “Amendment”), dated as of September 30, 2005, is among Pick-N-Pull Auto Dismantlers, a California general partnership (“PNP”), PNP Commercial Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Norprop, Inc., one of the general partners of PNP (“Buyer”), and Tree Acquisition, L.P., a Delaware limited partnership (“Tree”).

RECITALS:

A.  A Unit Purchase Agreement (the “Unit Purchase Agreement”) was entered into on August 5, 2005 by and among PNP, Buyer and Tree which provides for, among other things, the purchase by Buyer of One Hundred Percent (100%) of the Units of membership interests of Greenleaf Auto Recyclers, LLC, a Delaware limited liability company (the “Company”).

B.  The parties hereto now desire to amend the Unit Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1  Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Unit Purchase Agreement, as amended hereby.

ARTICLE II
AMENDMENTS

2.1  The Unit Purchase Agreement is hereby further amended by deleting therefrom Section 2.1 (Amount of the Purchase Price) in its entirety, and by substituting, in lieu thereof, the following:

“2.1 Amount of the Purchase Price. As consideration for the Units (the “Purchase Price”), Buyer agrees, subject to the terms, conditions and limitations set forth in this Agreement to pay to or for the account of Tree at the Closing the amount in cash set forth in Section E of Exhibit A (as amended per the terms thereof) attached hereto (the “Closing Cash Consideration”) and to deliver in cash an amount equal to Two Million Five Hundred Thousand Dollars (U.S. $2,500,000), which shall be held, together with the Earnest Money Deposit described in Section 2.2 below (such funds, the “Escrow Funds”) by Commerce Bank, N.A. (the “Escrow Agent”) pursuant to the Escrow Agreement of even date herewith by and among Buyer, Tree and the Escrow Agent, as amended by the Amended and Restated Escrow Agreement by and among Buyer, Tree and the Escrow Agent, in form and substance as set forth in Exhibit F (the “Escrow Agreement”).”

Exhibit F to the Unit Purchase Agreement is appended as Schedule II to this Amendment.

2.2  The Unit Purchase Agreement is hereby amended by adding thereto a new Section 2.3 which shall read in its entirety as follows:

“2.3 Escrow for Retained Claims. At the Closing, Buyer shall deliver Nine Hundred Thousand Dollars (U.S. $900,000) (the “Retained Claims Escrow Funds”) to the Escrow Agent pursuant to the Escrow Agreement by and among Buyer, Tree and the Escrow Agent in the form of Exhibit G attached hereto (the “Retained Claims Escrow Agreement”).”

Exhibit G to the Unit Purchase Agreement is appended as Schedule III to this Amendment.

2.3  The Unit Purchase Agreement is hereby further amended by deleting therefrom Section 3.2.3 in its entirety, and by substituting, in lieu thereof, the following:

“3.2.3 Tree shall execute and deliver to Buyer an Assignment of the Units of membership interests of Greenleaf Auto Recyclers, LLC, in a form agreed to by the parties to this Agreement.”

2.4  The Unit Purchase Agreement is hereby further amended by deleting therefrom Section 3.2.4 in its entirety, and by substituting, in lieu thereof, the following:

“PNP or Buyer shall pay by wire transfer (a) to Tree the Closing Cash Consideration; (b) to the Escrow Agent (i) the balance of the Escrow Funds, and (ii) the Retained Claims Escrow Funds; and (c) to the Creditors the Debt Payoffs.”

2.5  The Unit Purchase Agreement is hereby further amended by deleting therefrom Section 3.2.5 in its entirety, and by substituting, in lieu thereof, the following:

“PNP, Buyer, Tree and the Escrow Agent shall execute and deliver cross receipts acknowledging receipt from the other, respectively, of the Units, the Cash Consideration, the Escrow Funds and the Retained Claims Escrow Funds.”

2.6  The Unit Purchase Agreement is hereby further amended by deleting from Section 3.3.1 (Preparation of Closing Financial Statements.) thereof the reference therein to the dollar amount “$20,859,737”, and by substituting, in lieu thereof, a reference to the dollar amount “20,359,737”.

2.7  The Unit Purchase Agreement is hereby further amended by deleting from Section 3.3.4 (Post-Closing Adjustment Payments.) thereof each of the four (4) references therein to the dollar amount “20,859,737”, and by substituting, in the instance of each of such four (4) deletions, a reference to the dollar amount “20,359,737”.

2.8  The Unit Purchase Agreement is hereby further amended by deleting from Section 3.4 (Potential Replenishment/Release of Escrow Funds) thereof each of the four references to the dollar amount of “$3,500,000,” and by substituting, in lieu thereof, a reference to the dollar amount of $3,000,000.”

2.9  The Unit Purchase Agreement is hereby further amended by adding thereto a new Section 3.5 which shall read in its entirety as follows:

“3.5 Retained Claims. Any provision of this Agreement to the contrary notwithstanding, the parties hereto hereby expressly acknowledge and agree that, with respect to any and all claims relating to the following matters, Tree shall, on and after the Closing Date, have ownership of and sole responsibility for and shall indemnify, defend and hold harmless the Buyer Indemnified Parties from, against, for and in respect of, and Tree waives any claim for contribution or indemnity against any of them with respect to, any and all Damages incurred or suffered by any of them by reason of, resulting from, based upon or arising out of: (i) that certain letter agreement dated November 23, 2004 by and between the Company and Triangle Capital LLC, including, without limitation, the dispute between the Company and Triangle Capital LLC described in paragraph four (4) of Section 4.5 of the Disclosure Schedule; (ii) that certain letter agreement dated February 16, 2005 by and between the Company and Glenthorne Capital Inc., including, without limitation, the dispute between the Company and Glenthorne Capital Inc. described in paragraph three (3) of Section 4.5 of the Disclosure Schedule; and (iii) the Company’s dispute with SBC Global Services, Inc. (“SBC”) as described in paragraph one (1) of Section 4.5 of the Disclosure Schedule, but not including any amounts payable by the Company to SBC for services provided by SBC following the Closing (the claims referred to in clauses (i), (ii) and (iii) above are collectively hereinafter referred to as the “Retained Claims”). Tree hereby expressly covenants and agrees, on and after the Closing Date, to discharge, on behalf of the Company, all obligations of the Company relating to the Retained Claims upon the final resolution of such Retained Claims. The parties hereto expressly acknowledge and agree that the obligations of Tree as set forth in this Section 3.5 are independent of and in addition to the obligations arising pursuant to Section 9.1 of the Unit Purchase Agreement and the Escrow Agreement.”

2.10  The Unit Purchase Agreement is hereby further amended by deleting in its entirety Section 6.17 (Distribution of Proceeds) thereof.

2.11  The Unit Purchase Agreement is hereby further amended by deleting from Section 6.18 (Woodinville, Washington Condemnation Proceedings) thereof the reference to the dollar amount of “$3,500,000,” and by substituting, in lieu thereof, a reference to the dollar amount of $3,000,000.”

2.12  The Unit Purchase Agreement is hereby further amended by adding thereto a new Section 6.24 which shall read in its entirety as follows:

“6.24 Tax Clearance Certificates. Tree hereby covenants and agrees to use its best efforts to obtain, following the Closing, all Tax clearance certificates required for such jurisdictions where the Company may be liable for Taxes as are set forth on Section 6.24 of the Disclosure Schedule.”

2.13  The Unit Purchase Agreement is hereby further amended by deleting from Section 7.7 (Additional Closing Documents) thereof, the following clause: “(i) all Tax clearance certificates required for any jurisdiction where the Company may be liable for Taxes”, and substituting, in lieu thereof, the following:

“(i) all Tax clearance certificates required for such jurisdictions where the Company is liable for Taxes as are set forth on Section 7.7(i) of the Disclosure Schedule.”

2.14  The Unit Purchase Agreement is hereby further amended by deleting therefrom Section 7.12 in its entirety, and by substituting, in lieu thereof, the following:

“7.12 Escrow Agreements. Tree, Buyer and the Escrow Agent shall have executed the Escrow Agreement, in form and substance as set forth in Exhibit D, as amended by the Amended and Restated Escrow Agreement, in form and substance as set forth in Exhibit F, and the Retained Claims Escrow Agreement, in form and substance as set forth in Exhibit G.”

2.15  The Unit Purchase Agreement is hereby further amended by deleting in its entirety Section 7.20 (SBC Claim) thereof.

2.16  The Unit Purchase Agreement is hereby further amended by deleting from Section 9.1 (Indemnification by Tree) thereof the word “and” appearing immediately prior to clause (vi) of such section, by deleting the period at the end of such section and by adding to Section 9.1, following clause (vi) thereof, the following clause:

“; (vii) any failure by Tree to take responsibility for and discharge or otherwise satisfy any and all liabilities associated with the Retained Claims; and (viii) the claim by Gagliano Holdings LLC that the Company’s actions caused mold growth at the property located at 12865 Silver Lake Road, Green Oak Township, Michigan, as described in paragraph five (5) of Section 4.5 of the Disclosure Schedule, but only to the extent that the Damages incurred by the Buyer Indemnified Parties in connection therewith exceed $50,000.”

2.17  The Unit Purchase Agreement is hereby further amended by deleting therefrom Section 8.8 in its entirety, and by substituting, in lieu thereof, the following:

“8.8 Escrow Agreements. Tree, Buyer and the Escrow Agent shall have executed the Escrow Agreement, as amended by the Amended and Restated Escrow Agreement, and the Retained Claims Escrow Agreement.”

2.18  The Unit Purchase Agreement is hereby further amended by adding to Section 9.6 (Limitations on Indemnity) thereof a new subsection 9.6.3 which shall read in its entirety as follows:

“9.6.3 Any provision of this Agreement to the contrary notwithstanding, the provisions of clause (vii) of Section 9.1 hereof shall not be subject to any of the provisions of Section 9.6 of this Agreement.”

2.19  The Unit Purchase Agreement is hereby further amended by effecting the following changes to Exhibit A (Closing Date Payments) thereof: (i) deleting the reference therein to the dollar amount “$16,207,954” appearing opposite the word “Creditors” appearing in paragraph A of such Exhibit A and by substituting, in lieu thereof, a reference to the dollar amount “$16,290,412”; (ii) deleting the reference therein to the dollar amount “7,111,168” opposite the word “Chatham (a)” appearing in paragraph A of such Exhibit A and by substituting, in lieu thereof, a reference to the dollar amount “$7,111,037”; (iii) deleting the reference “(a)” next to the word “Chatham” appearing in paragraph A of such Exhibit A; (iv) deleting the reference therein to the dollar amount “$9,096,785” opposite the phrase “Summit (a)” appearing in paragraph A of such Exhibit A and by substituting, in lieu thereof, a reference to the dollar amount “$9,179,375”; (v) deleting the reference “(a)” next to the word “Summit” appearing in paragraph A of such Exhibit A; (vi) deleting the reference therein to the dollar amount “$4,500,000” opposite the word “Escrow” appearing in paragraph B of such Exhibit A and by substituting, in lieu thereof, a reference to the dollar amount “$4,000,000”; (vii) deleting the reference therein to the dollar amount “$3,000,000” opposite the phrase “Balance of Funds” appearing in paragraph B of such Exhibit A and by substituting, in lieu thereof, a reference to the dollar amount “$2,500,000”; (viii) adding a new line “1/2 Fees” after the phrase “Balance of Funds” in paragraph B of Exhibit A and including the dollar amount “$1,500” opposite that phrase; (ix) adding a new paragraph C to Exhibit A referencing the “Retained Claims Escrow” and including the dollar amount “$900,000” opposite that phrase; (x) adding a new line “1/2 Fees” after the phrase “Retained Claims Escrow” in paragraph C to such Exhibit A and including the dollar amount “$250” oppose that phrase; (xi) deleting the reference “(b)” next to the phrase “Reps & Warrants Ins” appearing in paragraph C of such Exhibit A; (xii) deleting the reference therein to paragraph C before the phrase “Reps & Warrants Ins” and by substituting, in lieu thereof, a reference to paragraph D; (xiii) deleting the reference therein to paragraph D before the phrase “Closing Cash Consideration” and by substituting, in lieu thereof, a reference to paragraph E of such Exhibit A; (xiv) adding a reference “1/2” before the phrase “Reps & Warrants Ins” in paragraph D of such Exhibit A; (xv) deleting the reference therein to the dollar amount “$350,000” opposite the phrase “Reps & Warrants Ins” and by substituting, in lieu thereof, a reference to the dollar amount “$270,562.50”; (xvi) deleting the reference therein to the dollar amount “$2,442,046” opposite the phrase “Closing Cash Consideration” appearing in paragraph E of such Exhibit A and by substituting, in lieu thereof, a reference to the dollar amount “$1,037,275.50”; and (xvii) deleting the reference therein to the dollar amount “$23,500,000” opposite the phrase “TOTAL” appearing immediately following paragraph E of such Exhibit A and by substituting, in lieu thereof, a reference to the dollar amount “$22,500,000”.

The changes to Exhibit A as identified in this Section 2.7 of this Amendment are reflected in a new Exhibit A to the Unit Purchase Agreement which is appended as Schedule I to this Amendment.

2.20  The Unit Purchase Agreement is hereby further amended by deleting from Section 10.8 (Notices.) thereof the reference to “Tree Acquisition Management, 500 Crescent Court, Suite 250, Dallas, Texas, 75201, Attn: Mr. Brian Nerney, Fax: (214) 880-4491” immediately after the phrase “If to Tree:” and by substituting, in lieu thereof, the following:

“Tree Acquisition, L.P.
P.O. Box 202384
Arlington, TX 76006
Attention: Mr. Brian Nerney
Facsimile: (817) 226-5900”

ARTICLE III
RATIFICATION

3.1  Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Unit Purchase Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Unit Purchase Agreement are hereby ratified and confirmed and shall continue in full force and effect. The parties hereto hereby agree that the Unit Purchase Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

ARTICLE IV
GENERAL PROVISIONS

4.1  APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

4.2  SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and none of the parties hereto shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

4.3  COUNTERPARTS; ENTIRE AGREEMENT. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment shall not be effective unless and until all of the parties hereto have each executed and delivered a counterpart hereof. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

4.4  HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

PNP COMMERCIAL ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Tom Klauer
Name: Tom Klauer Title: President

PICK-N-PULL AUTO DISMANTLERS, a California general partnership

By:	Norprop, Inc., an Oregon corporation and a general partner

By:	/s/ Kelly E. Lang
Name: Kelly E. Lang Title: Vice President

TREE ACQUISITION, L.P., a Delaware limited partnership

By:	Tree Acquisition Management, Inc., a Delaware corporation and its general partner

By:	/s/ Brian Nerney
Name: Brian Nerney Title: Vice President

SCHEDULE I
to
Amendment

EXHIBIT A

CLOSING DATE PAYMENTS

A	Creditors		16,290,412
	Chatham	7,111,037
	Summit	9,179,375

B	Escrow		4,000,000
	Earnest Money	1,500,000
	Balance of Funds	2,500,000
	½ Fees		1,500

C D	Retained Claims Escrow ½ Fees ½ Reps & Warrants Ins		900,000 250 270,562.50

E	Closing Cash Consideration		1,037,275.50

	TOTAL		22,500,000